Exhibit 99.1

NEWS RELEASE

FOR IMMEDIATE RELEASE	Investor Contact: Michael Russell, 419.627.2233
https://investors.sixflags.com	Media Contact: Gary Rhodes, 704.249.6119

SIX FLAGS COMPLETES SALE OF SIX U.S. PARKS TO EPR PROPERTIES

•	Sale of Canadian Property La Ronde Expected to Close in Second Quarter

CHARLOTTE, N.C. (Apr. 6, 2026) – Six Flags Entertainment Corporation (NYSE: FUN) (“Six Flags” or the “Company”), North America’s largest regional amusement park operator, today announced the successful closing of the previously announced sale of six of its U.S. parks to EPR Properties (NYSE: EPR) (“EPR”), marking a significant milestone in the Company’s ongoing portfolio optimization strategy.

The six U.S. parks now owned by EPR are Valleyfair (Minnesota), Worlds of Fun (Missouri), Michigan’s Adventure (Michigan), Schlitterbahn Waterpark Galveston (Texas), Six Flags St. Louis (Missouri), and Six Flags Great Escape (New York). The sale of Six Flags La Ronde (Montreal, QC) is expected to close in the second quarter of 2026, following the satisfaction of applicable closing conditions and receipt of required approvals.

“This divestiture reflects Six Flags’ disciplined approach to portfolio optimization and the decisive action we are taking to concentrate our capital and operational focus on properties with the greatest long-term growth potential,” said Six Flags President and CEO John Reilly. “This portfolio refinement further positions Six Flags to execute more effectively in 2026 and beyond, and I am confident in the opportunities ahead as we continue taking steps to drive improved operating performance, margin expansion, free cash flow generation, and earnings growth.”

EPR intends to partner with Enchanted Parks to run the six domestic properties. EPR will retain the right to utilize the Six Flags brand through the end of 2026, subject to certain requirements, and no significant impact on guests is expected during this transition. The parks will continue their regular operating schedules, and all season passes sold will be recognized through the 2026 operating season, including multi-park pass privileges at other parks within the Six Flags’ portfolio.

Six Flags Entertainment Corporation – 8701 Red Oak Boulevard, Charlotte, NC 28217 – Phone: 704.414.4700

SIX FLAGS COMPLETES SALE OF SIX U.S. PARKS TO EPR PROPERTIES

Apr. 6, 2026

ABOUT SIX FLAGS ENTERTAINMENT CORPORATION

Six Flags Entertainment Corporation (NYSE: FUN) is North America’s largest regional amusement-resort operator, with 21 amusement parks, 14 water parks and nine resort properties across 13 states in the U.S., Canada, and Mexico. The Company also manages an amusement park in Saudi Arabia. Focused on its purpose of making people happy, Six Flags provides fun, immersive and memorable experiences to millions of guests every year with world-class coasters, themed rides, thrilling water parks, resorts and a portfolio of beloved intellectual property such as Looney Tunes®, DC Comics® and PEANUTS®.

FORWARD-LOOKING STATEMENTS

Some of the statements contained in this news release that are not historical in nature are forward-looking statements within the meaning of the federal securities laws, including Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, including statements as to our expectations, beliefs, goals and strategies regarding the future. Words such as “anticipate,” “believe,” “create,” “expect,” “future,” “guidance,” “intend,” “plan,” “potential,” “seek,” “synergies,” “target,” “objective,” “will,” “would,” similar expressions, and variations or negatives of these words identify forward-looking statements. However, the absence of these words does not mean that the statements are not forward-looking. Forward-looking statements by their nature address matters that are, to different degrees, uncertain. These forward-looking statements may involve current plans, estimates, expectations and ambitions that are subject to risks, uncertainties and assumptions that are difficult to predict, may be beyond our control and could cause actual results to differ materially from those described in such statements. Although we believe that the expectations reflected in such forward-looking statements are reasonable, we can give no assurance that such expectations will prove to be correct, or that our growth and operational strategies will achieve the target results. Important risks and uncertainties that may cause such a difference and could adversely affect attendance at our parks, our future financial performance, and/or our growth strategies, and could cause actual results to differ materially from our expectations or otherwise to fluctuate or decrease, include, but are not limited to: failure to realize the anticipated benefits of the merger between Cedar Fair and legacy Six Flags, including difficulty in integrating the businesses of legacy Six Flags and legacy Cedar Fair; failure to realize the expected amount and timing of cost savings and operating synergies related to the merger; adverse weather conditions; general economic, political and market conditions, including global trade; the impacts of pandemics or

Six Flags Entertainment Corporation – 8701 Red Oak Boulevard, Charlotte, NC 28217 – Phone: 704.414.4700

SIX FLAGS COMPLETES SALE OF SIX U.S. PARKS TO EPR PROPERTIES

Apr. 6, 2026

other public health crises, including the effects of government responses on people and economies; competition for consumer leisure time and spending or other changes in consumer behavior or sentiment for discretionary spending; unanticipated construction delays or increases in construction or supply costs; changes in capital investment plans and projects; anticipated tax treatment, unforeseen liabilities, future capital expenditures, revenues, expenses, earnings, synergies, economic performance, indebtedness, financial condition, losses, future prospects, business and management strategies for the management, expansion and growth of our operations; the impact of any potential shareholder activism; failure to attract, motivate and retain qualified domestic and international employees and key personnel; legislative, regulatory and economic developments and changes in laws, regulations, and policies affecting us; acts of terrorism or outbreak of war, hostilities, civil unrest, and other political or security disturbances; and other risks and uncertainties we discuss under the heading “Risk Factors” within our Annual Report on Form 10-K and in the other filings we make from time to time with the Securities and Exchange Commission. Readers are urged not to place undue reliance on these forward-looking statements, which speak only as of the date of this document and are based on information currently and reasonably known to us. We do not undertake any obligation to publicly update or revise any forward-looking statements to reflect future events, information or circumstances that arise after publication of this news release.

This news release and prior releases are available under the News tab at https://investors.sixflags.com

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Six Flags Entertainment Corporation – 8701 Red Oak Boulevard, Charlotte, NC 28217 – Phone: 704.414.4700